UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                  Date of Report (Date of earliest event reported):
                                AUGUST 12, 1999



                           THE ZIEGLER COMPANIES, INC.
                           ---------------------------
              (Exact name of Registrant as specified in its charter)


           WISCONSIN                1-10854              39-1148883
           ---------                -------              ----------
     (State of incorporation) (Commission File No.) (I.R.S. Employer Id. No.)


                              215 NORTH MAIN STREET
                        WEST BEND, WISCONSIN 53095-3317
                        -------------------------------
                (Address of principal executive offices) (Zip Code)

                                (414) 334-5521
                                --------------
               (Registrant's telephone number, including area code)


   ITEM 5.

   On August 12, 1999, The Ziegler Companies, Inc. and Ziegler Thrift Trading, Inc. entered into an Asset Purchase Agreement with Strong Investments, Inc. and Strong Capital Management, Inc. Under that Agreement, substantially all of the assets and liabilities (excluding approximately $1.866 million in cash) of Ziegler Thrift Trading, Inc. will be sold for $7.4 million. The purchase price is subject to adjustment such that 1999 net income of Ziegler Thrift Trading, Inc. through closing is retained by Ziegler Thrift Trading, Inc. Closing is subject to customary terms and conditions and is expected to occur in November 1999. The press release of The Ziegler Companies, Inc. dated August 12, 1999, filed as Exhibit 99.1 hereto is incorporated herein by reference.


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                THE ZIEGLER COMPANIES, INC.

                                                 /s/ Gary P. Engle
 Date:  August 13, 1999                    By:  --------------------------
                                                Gary P. Engle
                                                Senior Vice President and
                                                Chief Financial Officer



                       THE ZEIGLER COMPANIES, INC.

               Exhibit Index to Current Report on Form 8-K
                         Dated August 12, 1999


Exhibit Number          Exhibit
--------------          -------

        99.1            Press release dated August 12, 1999 of The Ziegler
                        Companies, Inc.

        99.2            Asset Purchase Agreement, dated August 12, 1999